Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Third Amendment”) is made and entered into as of May 24, 2024, by and among CIBC Bank USA, with an office located at 120 South LaSalle Street, Chicago, Illinois 60603 (“Lender”), Kingsway Warranty Holdings LLC, a Delaware limited liability company (“KWH”), Trinity Warranty Solutions LLC, a Delaware limited liability company (“Trinity”), Geminus Holding Company, Inc., a Delaware corporation (“Geminus”), IWS Acquisition Corporation, a Florida corporation (“IWS”), and PWI Holdings, Inc., a Pennsylvania corporation (“PWI Holdings”) (KWH, Trinity, Geminus, IWS and PWI Holdings are collectively referred to herein as “Borrowers” and individually as a “Borrower”), and the other Loan Parties party hereto.

WITNESSETH:

Whereas, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of December 1, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 10, 2022 and that certain Second Amendment to Loan and Security Agreement dated as of February 28, 2023, each by and among Borrowers, the other Loan Parties party thereto and Lender (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

Whereas, Borrowers desire Lender to, among other things, (a) provide a new 2024 Term Loan (as hereinafter defined) in the principal amount of Fifteen Million and no/100 Dollars ($15,000,000.00), (b) provide a new 2024 Delayed Draw Term Loan (as hereinafter defined) in the principal amount of Six Million and no/100 Dollars ($6,000,000.00), and (c) modify certain financial covenants (collectively, the “Additional Financial Accommodations”); and

Whereas, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Third Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Third Amendment.

1.	Definitions:

1.1         Use of Defined Terms. Except as expressly set forth in this Third Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement, as amended hereby. Unless otherwise indicated, any references to a Section is a reference to a Section of the Loan Agreement, as amended.

1.2         Amended Definitions. Effective as of the Third Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement:

Excess Cash Flow means, for any period, the remainder of (a) Consolidated Adjusted Modified Cash EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments made during such period of principal of the Term Loan (excluding the refinancing thereof made from the proceeds of the 2024 Term Loan), the 2024 Term Loan, the Delayed Draw Term Loan (excluding the refinancing thereof made from the proceeds of the 2024 Term Loan) and the 2024 Delayed Draw Term Loan, plus (ii) voluntary prepayments of the 2024 Term Loan and the 2024 Delayed Draw Term Loan pursuant to Section 5.2.1 during such period, plus (iii) cash payments made in such period with respect to unfinanced Capital Expenditures, plus (iv) all federal, state, provincial, territorial, local and foreign income taxes and Permitted Tax Distributions paid or payable in cash by the Borrowers during such period, plus (v) cash Interest Expense of the Borrowers during such period, in each case calculated based on the audited Fiscal Year-end consolidated financial statements of KWH and its Subsidiaries.

Fixed Charge Coverage Ratio means, for any Computation Period with respect to Borrowers and their Subsidiaries, the ratio of (a) the total for such period of Consolidated Adjusted Modified Cash EBITDA minus the sum of (i) federal, state, provincial, territorial, local and foreign income taxes paid in cash by the Loan Parties, (ii) all unfinanced Capital Expenditures and (iii) all dividends, distributions and other redemption or other payments made to any owner of Borrowers’ Capital Securities (excluding the 2024 Term Loan Parent Distributions and the 2024 Delayed Draw Term Loan Parent Distributions), to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including (1) the Term Loan, (2) the 2024 Term Loan, (3) the Delayed Draw Term Loan and (4) the 2024 Delayed Draw Term Loan, but excluding (y) the Revolving Loans and (z) the refinancing of the Term Loan and the Delayed Draw Term Loan from the proceeds of the 2024 Term Loan).

KAI Intercompany Loans means one or more intercompany loans made by Borrowers to KAI, which, if evidenced by one or more notes, such note(s) shall be delivered and endorsed to Lender, each such note and endorsement to be in form and substance satisfactory to Lender.

Loan or Loans means, as the context may require, Revolving Loans, the Term Loan, the Delayed Draw Term Loan, the 2024 Term Loan, and/or the 2024 Delayed Draw Term Loan.

Termination Date means the earlier to occur of (a) May 24, 2029, or (b) such other date on which the Commitments terminate pursuant to Section 5 or Section 13.

1.3.         New Definitions. Effective as of the Third Amendment Effective Date, the following new definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order, respectively:

2024 Delayed Draw Term Loan shall mean, individually and collectively, the loans provided by Lender from time to time to Borrowers pursuant to Section 2.1.2(b)(ii).

2024 Delayed Draw Term Loan Advance shall have the meaning specified in Section 2.1.2(b)(ii).

2024 Delayed Draw Term Loan Advance Payment means, with respect to each 2024 Delayed Draw Term Loan Advance, an amount equal to the product of three and three-quarters of one percent (3.75%) and the original amount of such 2024 Delayed Draw Term Loan Advance.

2024 Delayed Draw Term Loan Commitment means Six Million and no/100 Dollars ($6,000,000.00).

2024 Delayed Draw Term Loan Maturity Date means the earlier of (a) May 24, 2029, or (b) the Termination Date.

2024 Term Loan shall have the meaning specified in Section 2.1.2(a)(ii).

2024 Term Loan Commitment means Fifteen Million and no/100 Dollars ($15,000,000.00).

2024 Term Loan Maturity Date means the earlier of (a) May 24, 2029, or (b) the Termination Date.

Third Amendment Effective Date means May 24, 2024.

2.           Amendments to Loan Agreement.  Effective as of the Third Amendment Effective Date, the Loan Agreement is hereby amended as follows:

2.1.         2024 Term Loan and 2024 Delayed Draw Term Loan Commitments. Section 2.1.2 of the Loan Agreement is hereby amended by deleting Section 2.1.2 in its entirety and substituting therefor the following:

“2.1.2 Term Loan and Delayed Draw Term Loan Commitments.

(a)	Term Loans:

(i)    As of the Closing Date, Lender made a loan to Borrowers in the principal amount of the Term Loan Commitment ("Term Loan"). As of the Third Amendment Effective Date, the Term Loan will be repaid in full from the proceeds of the 2024 Term Loan.

(ii)   Effective as of the Third Amendment Effective Date, Lender agrees to make a loan to Borrowers in the principal amount of the 2024 Term Loan Commitment (the “2024 Term Loan”). Immediately upon funding, the proceeds of the 2024 Term Loan shall be used by Borrowers to repay in full and extinguish the outstanding balances of the Term Loan, the Delayed Draw Term Loan and the Revolving Note. The remaining proceeds of the 2024 Term Loan after giving effect to such repayments may be used by KWH for distributions to Parent (any such distribution made in accordance with this clause (ii), a “2024 Term Loan Parent Distribution”) provided (i) such distributions are made within ninety (90) days following the Third Amendment Effective Date and (ii) Borrowers shall have delivered to Lender a compliance certificate in form and substance acceptable to Lender, in accordance with the form set forth in Section 10.1.3 evidencing pro forma compliance as of the last day of the most recently ended Fiscal Quarter after giving effect to such 2024 Term Loan Parent Distribution . . The commitment of Lender to make the 2024 Term Loan shall expire concurrently with the making of the 2024 Term Loan on the Third Amendment Effective Date.

(b)  Delayed Draw Term Loans:

(i)    As of the Second Amendment Effective Date, Lender made available to Borrowers a delayed draw term loan facility in a maximum principal amount of $10,000,000 and thereafter provided certain advances under such facility (each such advance, a “Delayed Draw Term Loan Advance”). Lender’s obligation to provide Delayed Draw Term Loan Advances expired on February 28, 2024. As of the Third Amendment Effective Date, the Delayed Draw Term Loan will be repaid in full from the proceeds of the 2024 Term Loan.

(ii)    Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, Lender agrees to make one or more term loan advances (each such advance is a “2024 Delayed Draw Term Loan Advance”) from time to time as Borrowers may request from the Third Amendment Effective Date through the second anniversary of the Third Amendment Effective Date, provided, however, that (a) the aggregate principal amount of all 2024 Delayed Draw Term Loan Advances funded by Lender shall not exceed the 2024 Delayed Draw Term Loan Commitment, (b) the minimum amount of each 2024 Delayed Draw Term Loan Advance shall be $2,000,000.00, (c) no more than a total of three (3) 2024 Delayed Draw Term Loan Advances shall be permitted hereunder, and (d) contemporaneously with each request, Borrowers shall submit a compliance certificate in form and substance acceptable to Lender, in accordance with the form set forth in Section 10.1.3 evidencing pro forma compliance as of the last day of the most recently ended Fiscal Quarter after giving effect to the 2024 Delayed Draw Term Loan Advance on a pro forma basis. Borrowers acknowledge and agree that the 2024 Delayed Draw Term Loan Commitment shall immediately and permanently be reduced by the amount of each 2024 Delayed Draw Term Loan Advance on a dollar for dollar basis. No principal amount of any 2024 Delayed Draw Term Loan Advance may be reborrowed. The proceeds of the 2024 Delayed Draw Term Loan may be used by KWH for distributions to Parent for use by Parent for general corporate purposes (any such distribution made in accordance with this clause (ii), a “2024 Delayed Draw Term Loan Parent Distribution”); provided (i) such distributions are made within ninety (90) days following the applicable 2024 Delayed Draw Term Loan Advance, and (ii) Borrowers shall have delivered to Lender a compliance certificate in form and substance acceptable to Lender, in accordance with the form set forth in Section 10.1.3 evidencing pro forma compliance as of the last day of the most recently ended Fiscal Quarter after giving effect to such 2024 Delayed Draw Term Loan Parent Distribution .”

2.2.         Borrowing Procedures. Section 2.2.2 of the Loan Agreement is hereby amended by deleting the first sentence of Section 2.2.2 in its entirety and substituting therefor the following:

“Each Revolving Loan shall be, and the 2024 Term Loan and the 2024 Delayed Draw Term Loan may be divided into tranches which are, either a Base Rate Loan or a SOFR Loan (each a “type” of Loan), as Borrowers shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3.”

2.3.         Notes. Section 2.4 of the Loan Agreement is hereby amended by deleting Section 2.4 in its entirety and substituting therefor the following:

“2.4 Notes. At Lender’s request, the Loans shall be evidenced by Notes, with appropriate insertions, payable to the order of Lender in (i) a face principal amount equal to the Revolving Commitment, (ii) a face principal amount equal to the 2024 Term Loan Commitment, and (iii) a face principal amount equal to the 2024 Delayed Draw Term Loan Commitment, as applicable.”

2.4.         Non-Use Fees. Section 4.1 of the Loan Agreement is hereby amended by deleting Section 4.1 in its entirety and substituting therefor the following:

"4.1         Non-Use Fees. Borrowers agree to pay to Lender (i) for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of the difference between the Revolving Commitment and the average daily Revolving Outstandings during the period of calculation, such amount payable in arrears on the first day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid and (ii) for the period from the Third Amendment Effective Date to the second anniversary of the Third Amendment Effective Date, at the Non-Use Fee Rate in effect from time to time of the average daily undrawn 2024 Delayed Draw Term Loan Commitment during the period of calculation, such amount payable in arrears on the first day of each calendar quarter for any period then ending for which such non-use fee shall not have previously been paid. The non-use fees shall be computed for the actual number of days elapsed on the basis of a year of 360 days.”

2.5.         Loan Fees. Section 4 of the Loan Agreement is hereby amended by adding new subsections 4.6 immediately following the existing subsection 4.5 as follows:

“4.6 Third Amendment Commitment Fee. On or prior to the Third Amendment Effective Date, Borrowers shall pay to Lender a fully-earned, non-refundable commitment fee in the amount of Ninety-Six Thousand Five Hundred Fifty-Nine and 11/100 Dollars ($96,559.11).”

2.6.         Payment Provisions. Sections 5.2, 5.3 and 5.4 of the Loan Agreement are hereby amended by deleting Sections 5.2, 5.3 and 5.4 in their entirety and substituting therefor the following:

“5.2        Prepayments.

5.2.1  Voluntary Prepayments. Borrowers may from time to time prepay the Loans in whole or in part; provided that Borrowers shall give Lender notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.

5.2.2   Mandatory Prepayments.

(a)  Borrowers shall make prepayments of the 2024 Term Loan until the 2024 Term Loan is paid in full, and then prepayments of the 2024 Delayed Draw Term Loan until the 2024 Delayed Draw Term Loan is paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

(i)	Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

(ii)

Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to any Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

(iii)

Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by clauses (a) through (h) of Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

(iv)	Within 150 days after the end of each Fiscal Year (commencing with Fiscal Year 2024), in an amount equal to the ECF Percentage of Excess Cash Flow for such Fiscal Year.

(v)	Concurrently with the receipt by any Loan Party of any Net Cash Proceeds of any Extraordinary Receipts, 100% of such Net Cash Proceeds.

(vi)	Within two business days after receipt of KWH of any Net Cash Proceeds from any Cure Amount, an amount equal to 100% of such Net Cash Proceeds.

(b)  If on any day the Revolving Outstandings exceeds the Revolving Commitment, Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

5.3         Manner of Prepayments.         Each voluntary partial prepayment shall be in a principal amount of $500,000 or a higher integral multiple of $50,000. All prepayments of the 2024 Term Loan and the 2024 Delayed Draw Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding SOFR Loans in direct order of Interest Period maturities.

5.4         Repayments.

5.4.1      Revolving Loans.    The Revolving Loans shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.

5.4.2      2024 Term Loan and 2024 Delayed Draw Term Loan.

(a)  2024 Term Loan. The principal amount of the 2024 Term Loan shall be paid in quarterly installments equal to $562,500.00 each payable on June 30, 2024, and on the last day of each calendar quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the 2024 Term Loan shall be paid in full on the 2024 Term Loan Maturity Date.

(b)  2024 Delayed Draw Term Loan. The principal amount of each 2024 Delayed Draw Loan Advance shall be paid in quarterly installments each in an amount equal to the 2024 Delayed Draw Term Loan Advance Payment for such 2024 Delayed Draw Term Loan Advance commencing on the last day of the calendar quarter in which such 2024 Delayed Draw Term Loan Advance is funded and continuing on the last day of each calendar quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the 2024 Delayed Draw Term Loan shall be paid in full on the 2024 Delayed Draw Term Loan Maturity Date.”

2.7.         Financial Covenants. Sections 11.14.1 and 11.14.2 of the Loan Agreement are hereby amended by deleting Sections 11.14.1 and 11.14.2 in their entirety and substituting therefor the following:

“11.14.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.20 to 1.00 for such Computation Period, commencing with the Computation Period ending June 30, 2024.

11.14.2 Maximum Senior Cash Flow Leverage Ratio. Not permit the Senior Cash Flow Leverage Ratio for any Computation Period to exceed (a) 2.75 to 1.00 for any Computation Period ending June 30, 2024, September 30, 2024, December 31, 2024 or March 31, 2025, (b) 2.50 to 1.00 for any Computation Period ending June 30, 2025, September 30, 2025, December 31, 2025 or March 31, 2026, (c) 2.25 to 1.00 for any Computation Period ending June 30, 2026, September 30, 2026, December 31, 2026 or March 31, 2027, (d) 2.00 to 1.00 for any Computation Period ending June 30, 2027, September 30, 2027, December 31, 2027 or March 30, 2028, or (e) 1.75 to 1.00 for the Computation Period ending June 30, 2028, or any Computation Period thereafter.”

2.8.         Assignment. Clause (b) of Section 14.13.1 of the Loan Agreement is hereby amended by deleting such clause (b) in its entirety and substituting therefor the following:

“(b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Lender and the Assignee, shall have the rights and obligations of Lender hereunder and (ii) Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, Lender) pursuant to an effective assignment agreement, Borrowers shall execute and deliver to the Assignee (and, as applicable, Lender) Notes in the principal amounts of (i) the Assignee's pro rata share of the Revolving Commitment, (ii) the principal amount of the Assignee's 2024 Term Loan, and (iii) the principal amount of the Assignee’s 2024 Delayed Draw Term Loan (and, as applicable, Notes in (i) the principal amounts of the pro rata share of the Revolving Commitment retained by Lender, (ii) the principal amount of the 2024 Term Loan retained by Lender, and (iii) the principal amount of the 2024 Delayed Draw Term Loan retained by Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Lender of such Note, Lender shall return to Borrowers any prior Note held by it.”

2.9.         Annex A - Commitments. Annex A attached to the Loan Agreement is hereby amended by deleting Annex A attached to the Loan Agreement in its entirety and substituting therefor Annex A attached to this Third Amendment and incorporated herein.

2.10        Exhibit B – Compliance Certificate. Exhibit B attached to the Loan Agreement is hereby amended by deleting Exhibit B attached to the Loan Agreement in its entirety and substituting therefor Exhibit B attached to this Third Amendment and incorporated herein.

3.           Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following conditions precedent:

3.1.        Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)    a duly executed original of this Third Amendment;

(ii)   a duly executed original 2024 Delayed Draw Term Note executed and delivered by Borrowers to Lender in the principal amount of the 2024 Delayed Draw Term Loan Commitment;

(iii)  a duly executed original 2024 Term Note executed and delivered by Borrowers to Lender in the principal amount of the 2024 Term Loan Commitment;

(iv)  an original Company General Certificate of even date herewith duly executed by each Loan Party to Lender;

(v)   a Disbursement Request executed and delivered by Borrowers to Lender directing the disbursement of the proceeds of the 2024 Term Loan; and

(vi)  such other agreements, documents and instruments as Lender may reasonably request.

3.2.         No Event of Default or Default exists under the Loan Agreement, as amended by this Third Amendment, or the other Loan Documents;

3.3.         No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of hereof shall be pending or known to be threatened against any Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Borrower or the capability of any Borrower to pay its obligations and liabilities to Lender; and

3.4.         There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrowers’ most recently delivered financial statements to Lender.

3.5.         The repayment in full of the Term Loan, the Delayed Draw Term Loan and the principal balance of the Revolving Loan from the proceeds of the 2024 Term Loan.

4.           Reservation of Rights. Lender continues to reserve all of its rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the other Loan Documents, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this Third Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, nor shall preclude the subsequent exercise of any of Lender’s rights or remedies. Upon the occurrence of an Event of Default under the Loan Agreement, Lender may exercise all of its rights and remedies, whether pursuant to the Loan Agreement, the other Loan Documents, at law, in equity or otherwise.

5.           Conflict. If, and to the extent, the terms and provisions of this Third Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Third Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Third Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Third Amendment, shall remain in and have its intended full force and effect, and Lender and the Loan Parties hereby affirm, confirm and ratify the same.

6.           Severability. Wherever possible, each provision of this Third Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Third Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Third Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

7.           Reaffirmation. The Loan Parties hereby reaffirm and remake all of their representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

8.           Fees, Costs and Expenses. Borrowers agree to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Third Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

9.           Choice of Law. This Third Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

10.         Counterparts. This Third Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Third Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Third Amendment and such other agreements, documents and instruments; provided, however, each Loan Party shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

11.         Waiver of Jury Trial. EACH LOAN PARTY AND LENDER HEREBY WAIVES THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

In Witness Whereof, Lender, Borrowers and the other Loan Parties party hereto have caused this Third Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

Lender:

CIBC BANK USA

By:
Name:	Megan Lingle
Title:	Managing Director

[Signatures continue on next page]

[Signature page to Third Amendment to Loan and Security Agreement]

Borrowers:

By:	/s/ Kent A. Hansen
Kent Hansen, an authorized
signatory of each of the following entities:

KINGSWAY WARRANTY HOLDINGS LLC, a Delaware limited liability company

TRINITY WARRANTY SOLUTIONS LLC, a Delaware limited liability company

GEMINUS HOLDING COMPANY, INC., a Delaware corporation

IWS ACQUISITION CORPORATION, a Florida corporation

PWI HOLDINGS, INC., a Pennsylvania corporation

Other Loan Parties:

By:	/s/ Kent A. Hansen
Kent Hansen, an authorized
signatory of each of the following entities:

PRIME AUTO CARE INC., a Delaware corporation

THE PENN WARRANTY CORPORATION, a Pennsylvania corporation

PREFERRED WARRANTIES, INC., a Pennsylvania corporation

SUPERIOR WARRANTIES, INC., a Pennsylvania corporation

PREFERRED WARRANTIES OF FLORIDA, INC., a Florida corporation

(Signature page to Third Amendment to Loan and Security Agreement]

ANNEX A COMMITMENTS

Lender	Revolving Commitment Amount	2024 Term Loan Commitment	2024 Delayed Draw Term Loan Commitment
CIBC Bank USA	$1,000,000.00	$15,000,000.00	$6,000,000.00
TOTALS	$1,000,000.00	$15,000,000.00	$6,000,000.00

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:         CIBC Bank USA, as Lender

Please refer to the Loan and Security Agreement dated as of December 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Kingsway Warranty Holdings LLC, a Delaware limited liability company (“KWH”), Trinity Warranty Solutions LLC, a Delaware limited liability company (“Trinity”), Geminus Holding Company, Inc., a Delaware corporation (“Geminus”), IWS Acquisition Corporation, a Florida corporation (“IWS”), and PWI Holdings, Inc., a Pennsylvania corporation (“PWI”) (KWH, Trinity, Geminus, IWS and PWI are collectively referred to herein as “Borrowers” and individually as a “Borrower”), the other Loan Parties thereto and CIBC Bank USA, as Lender. Terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

I.

Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of Borrowers as at , (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrowers as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.

Financial Tests. Borrowers hereby certify and warrant to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan and Security Agreement:

A. Section 11.14.1 - Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income$	$

2.	Interest Expense income tax expense depreciation amortization non-cash charges or losses other (change in DAC)	$ $ $ $ $ $

3.	Change in Deferred Revenue$	$

4.	Consolidated Loss Multiple%	%

5.	Item 3 times Item 4$	$

6.	Sum of Items 1, 2 and 5$ (Consolidated Adjusted Modified Cash EBITDA)	$

7.	Income taxes paid$	$

8.	Capital Expenditures$	$

	9.	Dividends and Distributions$	$

	10.	Sum of (7), (8) and (9)$	$

	11.	Remainder of (6) minus (10)$	$

	12.	Interest Expense$	$

13.

Required payments of principal of Funded Debt

(including (1) the Term Loan, (2) the 2024 Term Loan, (3) the Delayed Draw Term Loan and (4) the 2024 Delayed Draw Term Loan, but excluding (y) the Revolving Loans and (z) the refinancing of the Term Loan and the Delayed Draw Term Loan from the proceeds of the 2024 Term Loan)

$

	14.	Sum of (12) and (13)	$

	15.	Ratio of (11) to (14)	to 1.00

	16.	Minimum Required	1.20 to 1.00

B.	Section 11.14.2 – Maximum Senior Cash Flow Leverage Ratio

	1.	Senior Debt	$

	2.	Consolidated Adjusted Modified Cash EBITDA (from Item A(6) above)	$

	3.	Ratio of (1) to (2)	to 1
to 1 (per 11.14.2)
	4.	Maximum permitted

C.	Section 11.14.3 - Capital Expenditures

	1.	Capital Expenditures for the Fiscal Year	$

	2.	Maximum Permitted Capital Expenditures	$750,000 (per 11.14.3)

Borrowers further certify to you that no Default or Event of Default has occurred and is continuing.

KWH has caused this Certificate to be executed and delivered by its duly authorized signatory on behalf of it and all of the Borrowers on          ,          .

Kingsway Warranty Holdings LLC,

a Delaware limited liability company

By:
Name:
Its:

Exh. B-1